Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

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In connection with the filing by Industrial Logistics Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2019 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ John G. Murray	/s/ Richard W. Siedel, Jr.
John G. Murray	Richard W. Siedel, Jr.
President and Chief Executive Officer	Chief Financial Officer and Treasurer

Date: February 24, 2020